Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Endurance International Group Holdings, Inc.

Burlington, Massachusetts

We hereby consent to the incorporation by reference in this Registration Statement of our report dated May 17, 2013, except for Note 1 which is as of October 23, 2013, relating to the consolidated financial statements of Endurance International Group Holdings, Inc., which is incorporated in this Registration Statement.

/s/ BDO USA, LLP
Boston, Massachusetts
October 25, 2013